Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Milagro Oil & Gas, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Robert D. LaRocque, Vice President of Finance & Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. LaRocque
Robert D. LaRocque
Vice President of Finance & Treasurer

May 14, 2012